Exhibit 15.2

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500 ; FAX: (86 10) 852 5-5511/ 5522

Date: April 22, 2016

VIPSHOP HOLDINGS LIMITED

No. 20 Huahai Street,

Liwan District, Guangzhou 510370

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in Vipshop Holdings Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2015, which will be filed by Vipshop Holdings Limited on April 22, 2016 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into our Registration Statements (No. 333-181559 and No. 333-199515) on Form S-8, and in Registration Statement (No. 333-194472) on Form F-3.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES